SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2008

Tasty Baking Company
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5084	23-1145880
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2801 Hunting Park Avenue, Philadelphia, Pennsylvania 19129
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:   (215) 221-8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2008, Tasty Baking Company (the "Company") announced that Paul D. Ridder, currently the Company’s Vice President, Corporate Controller and Chief Accounting Officer, has been appointed the Company’s Senior Vice President and Chief Financial Officer, effective March 28, 2008. The position of Chief Financial Officer is currently held by David S. Marberger, who is resigning from the Company effective March 28, 2008. Ridder, 36, joined the Company in March 2007 as Vice President, Corporate Controller and was appointed to his current position in May 2007. Prior to joining the Company, Mr. Ridder was employed by Radnor Holdings Corporation ("Radnor"), a global manufacturer and distributor of disposable foodservice and specialty chemical products. Mr. Ridder held various financial positions with Radnor, including Vice President Corporate Transactions from September 2006 until March 2007; Chief Financial Officer and Vice President Finance from September 2005 until September 2006; Vice President Finance and Corporate Controller from December 2002 until September 2005; and Corporate Controller from January 1998 until December 2002. Prior to Radnor, Mr. Ridder was a Senior Accountant with Price Waterhouse LLP.

As noted above, on March 19, 2008, Mr. Marberger, the Executive Vice President and Chief Financial Officer of Tasty Baking Company (the "Company"), gave notice of his resignation from the Company, effective March 28, 2008. In connection with the resignation of Mr. Marberger, the Amended and Restated Change of Control and Employment Agreement (the "Employment Agreement") between Tasty Baking Company and Mr. Marberger, dated as of July 27, 2006, will be terminated pursuant to its terms. The Employment Agreement had provided for employment over a certain term and included certain perquisites, severance and change of control payments upon certain triggering events. No severance payments were triggered as a result of the termination of the Employment Agreement.

Item 7.01     Regulation FD Disclosure.

On March 20, 2008, Tasty Baking Company issued a press release announcing the promotion of Mr. Ridder to Senior Vice President and Chief Financial Officer and the resignation of Mr. Marberger. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 7.01 by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	The following exhibits are filed herewith:

	Exhibit 99.1	Press Release dated March 20, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASTY BAKING COMPANY
(Registrant)

Date:	March 20, 2008	By: /S/ Charles P. Pizzi
Charles P. Pizzi
President and
Chief Executive Officer